As filed with the Securities and Exchange Commission on August 12, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-1450200
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3730 Kirby Dr., Ste. 1200 Houston, Texas	77098
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan
(Full title of the plan)

Richard A. Fair
President and Chief Executive Officer
Bellicum Pharmaceuticals, Inc.
3730 Kirby Dr., Ste. 1200
Houston, Texas 77098
(832) 384-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen E. Deschaine, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Richard A. Fair President and Chief Executive Officer Bellicum Pharmaceuticals, Inc. 3730 Kirby Dr., Ste. 1200 Houston, Texas 77098 (832) 384-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2019 Equity Incentive Plan Common Stock, $0.01 par value per share	500,000 shares (3)	$3.18	$1,590,000.00	$173.47
(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Bellicum Pharmaceuticals, Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)
This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The maximum offering price per share and the maximum aggregate offering price are calculated on the basis of the average of the high and low sales prices of the Registrant’s Common Stock on August 9, 2021, as reported on The Nasdaq Capital Market.

(3)	Represents an increase in the number of shares of Common Stock reserved for issuance under the 2019 Plan pursuant to an amendment to the 2019 Plan approved by the Registrant’s stockholders at the Registrant’s Annual Meeting of Stockholders held on June 15, 2021.

EXPLANATORY NOTE
The Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the 2019 Plan are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

The Registrant previously registered shares of its Common Stock for issuance under the 2019 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 24, 2019 (File No. 333-232304), July 23, 2019 (File No. 333-232774) and January 29, 2020 (File No. 333-236149) and August 6, 2020 (File No. 333-241675). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1(1)
Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant and the Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)
Certificate of Designations, Preferences and Rights of Series 1 Redeemable Convertible Non-Voting Preferred Stock, Series 2 Redeemable Convertible Non-Voting Preferred Stock and Series 3 Redeemable Convertible Non-Voting Preferred Stock of Bellicum Pharmaceuticals, Inc.

4.3(3)	Amended and Restated Bylaws of the Registrant.
4.4(4)	Form of Common Stock Certificate of the Registrant.
4.6(5)	Registration Rights Agreement by and among the Registrant and Baker Brothers Life Sciences, LP, and two of its affiliated funds, dated January 15, 2016.
4.7(6)	Form of Warrant issued in public offering.
4.8(7)	Form of Warrant issued in private offering.
4.9 (8)	Securities Purchase Agreement, dated August 16, 2019, by and among the Company and the institutional investors named therein.
4.10(9)	Form of pre-funded warrant.
4.11(10)	Form of warrant to purchase common stock.
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1*	Power of Attorney. Reference is made to the signature page hereto.
99.1(11)	Bellicum Pharmaceuticals, Inc. 2019 Equity Incentive Plan, as amended.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 6, 2020, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 19, 2019, and incorporated herein by reference.
(3)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 23, 2014, and incorporated herein by reference.
(4)
Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 14, 2016, and incorporated herein by reference.
(6)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 19, 2019, and incorporated herein by reference.

(7)	Previously filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 19, 2019, and incorporated herein by reference.
(8)	Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 19, 2019, and incorporated herein by reference.
(9)	Previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on November 2, 2020, and incorporated herein by reference
(10)	Previously filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed with the Commission on November 2, 2020, and incorporated herein by reference.
(11)	Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 17, 2021, and incorporated herein by reference.
*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 12, 2021.

Bellicum Pharmaceuticals, Inc.

By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer
POWER OF ATTORNEY
    KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Fair, as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Fair	President, Chief Executive Officer and Director	August 12, 2021
Richard A. Fair	(Principal Executive Officer and Principal Financial Officer)
/s/ Charles S. Grass	(Principal Accounting Officer)	August 12, 2021
Charles S. Grass
/s/ James Brown	Director (Chairman)	August 12, 2021
James Brown
/s/ James M. Daly	Director	August 12, 2021
James M. Daly
/s/ Stephen R. Davis	Director	August 12, 2021
Stephen R. Davis
/s/ Reid M. Huber, Ph.D.	Director	August 12, 2021
Reid M. Huber, Ph.D.
/s/ Judith V. Klimovsky, M.D.	Director	August 12, 2021
Judith V. Klimovsky, M.D.
/s/ Jon P. Stonehouse	Director	August 12, 2021
Jon P. Stonehouse